UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2017

Date of Report (Date of earliest event reported)

Friendable, Inc.

(Exact name of registrant as specified in its charter

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Friendable, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated July 21, 2017 (the “Alpha SPA”) with Alpha Capital Anstalt (“Alpha Capital”), to issue and sell up to, in principal amount, $500,000 of convertible notes, payable in two tranches (the “Alpha Notes”). The first tranche of $300,000 was funded on July 21, 2017 (the “Initial Closing Date”). The second tranche of $200,000 will be upon effectiveness of the registration statement of Fan Pass Inc. and trading of common stock which is not later than 9 months after first closing. The Alpha Notes are senior to all current and future indebtedness of the Company except as agreed to by the parties. The conversion price of the notes will be the lowest conversion price of any instrument issued by the Company. The Alpha Notes are long-term debt obligations that are material to the Company. The Alpha Notes also contain certain representations, warranties, covenants and events of default. In the event of default, at the option of Alpha Capital and in their sole discretion, Alpha Capital may consider the Alpha Note’s immediately due and payable.

In connection with the Alpha Notes and Alpha SPA, the Company also entered into a Pledge Agreement whereby as collateral security, the Company pledged shares of common stock of its subsidiary, Fan Pass, Inc. The number shares pledged will be determined at a later date. The Company has formed a subsidiary called Fan Pass Inc. to hold all of the assets of the mobile application “Fan Pass Live”. The Company also has pledged collateral to Alpha Capital in the form of the Fan Pass Security Agreement which grants a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest to the assets of Fan Pass Inc, including all intellectual property. The Alpha Notes have a beneficial ownership limitation such that Alpha Capital can never own more than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Alpha Notes.

For its services as a placement agent for this transaction, Palladium Capital Advisors, LLC (“Palladium”) shall receive compensation of 8% of the aggregate purchase price paid in each Closing, the amount being $24,000 for the first closing. The Company has agreed to pay legal costs of $50,000 payable upon the First Closing, and an additional $50,000 upon the funding of the second tranche of $200,000, and $40,000 within thirty (30) days that Fan Pass, Inc. has a class of common stock registered pursuant to Section 12(g) of the Exchange Act.

The foregoing description is qualified in its entirety by the complete text of the Alpha SPA, Alpha Notes, and Fan Pass Security Agreement, and Pledge Agreement, which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the securities described under Item 1.01 in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipients of the securities were accredited investors.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Securities Purchase Agreement dated July 21, 2017 by and between the Company and Alpha Capital Anstalt
10.2	Convertible Note dated July 21, 2017 issued by the Company to Alpha Capital Anstalt
10.3	Fan Pass Security Agreement dated July 21, 2017 by and between the Company and Alpha Capital Anstalt
10.4	Pledge Agreement dated July 21, 2017 by and between the Company and Alpha Capital Anstalt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: August 2, 2017	By:	/s/ Robert Rositano
Robert Rositano
CEO

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